United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 27, 2018 (Date of earliest event reported)
MedAmerica Properties Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

Boca Center, Tower 1, 5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 27, 2018, MedAmerica Properties Inc. (the “Company”) entered into indemnification agreements with the Company’s officers and directors (the “indemnification agreements”). The indemnification agreements provide for the indemnification of the directors and officers to the fullest extent permitted by Delaware law for claims brought against them relating to their service on behalf of the Company, the advancement of expenses in connection with any such claim, and the process of seeking indemnification and the advancement of expenses. The board members who entered into indemnification agreement are Vineet P. Bedi, Joseph C. Bencivenga (chief executive officer), Donald S. Denbo, Paul S. Dennis, Gary O. Marino and Bennett Marks. In addition, officers Patricia K. Sheridan (chief financial officer), Robert Schellig (senior vice president and general counsel), and Christopher J. Hubbert (corporate secretary), entered into indemnification agreements.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the form of indemnification agreement which is attached to this Current Report on Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement dated November 27, 2018 between the Company and each of the Company’s officers and directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:/s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary

Dated November 29, 2018